UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12.
TCG BDC II, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION, DATED OCTOBER 13, 2021
TCG BDC II, Inc.
One Vanderbilt Avenue, Suite 3400
New York, NY 10017
[ ] [ ], 2021
To Our Stockholders:
We are pleased to invite you to attend the Special Meeting of Stockholders (the “Meeting”) of TCG BDC II, Inc. (“we,” “us,” “our,” “TCG BDC II,” or the “Company”) to be held virtually at [ ] on [ ] [ ], 2021, at [ ], Eastern Time.
The following pages include a formal notice of the Meeting and our proxy statement. The Notice of Internet Availability of Proxy Materials you received in the mail and our proxy statement describe the matters on the agenda for the Meeting. Please read these materials so that you will know what we intend to act on at the Meeting.
At the Meeting, you will be asked to consider and vote upon the proposals listed below, the effect of which—should each proposal be approved—would convert TCG BDC II into a permanent, private investment vehicle offering regular tenders to stockholders. The specific proposals include:
1.To convert the Company from a finite life, private business development company (“BDC”) with no interim liquidity to a private BDC with a perpetual life and a regular quarterly liquidity program by (a) extending indefinitely the Company’s finite term, which is currently scheduled to end at the close of business on November 9, 2025 (subject to extension by the Company’s Board of Directors for up to two successive one-year periods), (b) extending indefinitely the Company’s finite investment period, which is currently scheduled to end at the close of business on September 11, 2022, and (c) accepting new subscriptions for the Company’s common stock in a new continuous private offering (collectively, the “Extension Proposal”); and
2.To approve an amended and restated investment advisory agreement (the “Amended and Restated Investment Advisory Agreement”) between the Company and Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”) to (a) change the calculation of the incentive fee on pre-incentive fee net investment income payable by the Company to the Investment Adviser by reducing the pre-incentive fee net investment income incentive fee rate to 12.5% from 15.0% and by reducing the “hurdle rate” to 1.25% (5.0% annualized) from 1.75% (7.0% annualized) (such changes to the pre-incentive fee net investment income incentive fee to be effective for the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement), (b) reduce the capital gains incentive fee rate payable by the Company to the Investment Adviser to 12.5% from 15.0%, and (c) change the basis for the calculation of the base management fee payable by the Company to the Investment Adviser to the value of the Company’s net assets as of the end of the immediately preceding calendar quarter (as adjusted for capital called, dividends reinvested, distributions paid and issuer share repurchases made during the current calendar quarter) from average capital under management (the annual base management fee rate will remain at 1.00%) (the “Advisory Agreement Amendment Proposal” and together with the Extension Proposal, the “Proposals”).
If the Extension Proposal is approved by the Company’s stockholders, the Company intends, subject to market and other conditions, to thereafter conduct recurring quarterly tender offers for the Company’s common stock, beginning in the second calendar quarter of 2022, in order to offer regular liquidity to stockholders. Initially, the Company expects to offer to repurchase through the quarterly tender offers at least 3.5% of the number of shares of its common stock outstanding as of the end of the calendar quarter immediately prior to the quarter in which the quarterly tender offer is conducted, at a specific per share price based on the Company’s net asset value as of the last date of the quarter in which the quarterly tender offer is conducted. In addition, assuming stockholder approval of the Extension Proposal, the Company expects that its stockholders will be provided with additional liquidity through a special, one-time tender offer for its common stock commenced during the first calendar quarter of 2022, which is expected to be for up to $100 million in aggregate amount of the then-outstanding shares at a price per share equal to the Company’s net asset value per share, as determined by it on its then-most recently completed valuation date (the “Special Tender Offer”). Any Special Tender Offer will be funded by the Company, one of the Company’s affiliates, or a third party with the Company’s support. We expect these actions to create meaningfully improved initial and ongoing liquidity for stockholders in the coming years, as compared to a “no action” case. Please see the accompanying proxy statement for more information.
The terms of the Amended and Restated Investment Advisory Agreement will become effective promptly following receipt of the requisite stockholder approval of the Extension Proposal and the Advisory Agreement Amendment Proposal; provided however, that the proposed changes to the calculation of the pre-incentive fee net investment income incentive fee will become effective for the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement.
Approval of the Advisory Agreement Amendment Proposal is contingent upon the approval of the Extension Proposal. As a result, if the Extension Proposal is not approved by the Company’s stockholders at the Meeting, the Advisory Agreement Amendment Proposal will not be approved, regardless of the results of the stockholder vote on the Advisory Agreement Amendment Proposal.
Approval of the Extension Proposal is not contingent on stockholder approval of the Advisory Agreement Amendment Proposal.
If the Proposals are approved by the Company’s stockholders, TCG BDC II’s investment strategy, approach to use of leverage and target returns will be unchanged, and there remains no intention of conducting a public listing of TCG BDC II’s shares of common stock in the near or long-term.
Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Company’s proxy statement.
After careful consideration, our Board of Directors, including our directors who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Company (the “Independent Directors”), has determined that the Proposals to be considered and voted on at the Meeting are in the best interests of the Company and its stockholders. Our Board of Directors, including each of the Independent Directors, unanimously recommends that you vote “FOR” each of the Proposals.
It is important that your shares be represented at the Meeting, regardless of whether you plan to participate in the virtual Meeting. Please vote your shares as soon as possible through any of the voting options available to you as described in our proxy statement.
On behalf of management and our Board of Directors, we thank you for your continued support of TCG BDC II, Inc.

Sincerely,

Linda Pace
Chief Executive Officer, President and Chair
New York, NY
[ ], [ ], 2021

TCG BDC II, Inc.
One Vanderbilt Avenue, Suite 3400
New York, NY 10017
Notice of the Special Meeting of Stockholders
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Meeting”) of TCG BDC II, Inc. (“we,” “us,” “our,” “TCG BDC II” or the “Company”) will be held virtually at [ ] on [ ] [ ], 2021, at [ ], Eastern Time.
At the Meeting, holders of our common stock will be asked to consider and vote on the following proposals:
1.To convert the Company from a finite life, private business development company (“BDC”) with no interim liquidity to a private BDC with a perpetual life and a regular quarterly liquidity program by:
(a)extending indefinitely the Company’s finite Term (as defined in “Proposal I – The Extension Proposal”), which is currently scheduled to end at the close of business on November 9, 2025 (subject to extension by the Company’s Board of Directors for up to two successive one-year periods);
(b)extending indefinitely the Company’s finite Investment Period (as defined in “Proposal I – The Extension Proposal”), which is currently scheduled to end at the close of business on September 11, 2022; and
(c)accepting new subscriptions for the Company’s common stock in a new continuous private offering (collectively, the “Extension Proposal”); and
2.To approve an amended and restated investment advisory agreement (the “Amended and Restated Investment Advisory Agreement”) between the Company and Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”) to (a) change the calculation of the incentive fee on pre-incentive fee net investment income payable by the Company to the Investment Adviser by reducing the pre-incentive fee net investment income incentive fee rate to 12.5% from 15.0% and by reducing the “hurdle rate” to 1.25% (5.0% annualized) from 1.75% (7.0% annualized) (such changes to the pre-incentive fee net investment income incentive fee to be effective for the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement), (b) reduce the capital gains incentive fee rate payable by the Company to the Investment Adviser to 12.5% from 15.0%, and (c) change the basis for the calculation of the base management fee payable by the Company to the Investment Adviser to the value of the Company’s net assets as of the end of the immediately preceding calendar quarter (as adjusted for capital called, dividends reinvested, distributions paid and issuer share repurchases made during the current calendar quarter) from average capital under management (the annual base management fee rate will remain at 1.00%) (the “Advisory Agreement Amendment Proposal” and together with the Extension Proposal, the “Proposals”).
If the Extension Proposal is approved by the Company’s stockholders, the Company intends, subject to market and other conditions, to thereafter conduct recurring quarterly tender offers for the Company’s common stock, beginning in the second calendar quarter of 2022, in order to offer regular liquidity to stockholders. Initially, the Company expects to offer to repurchase through the quarterly tender offers at least 3.5% of the number of shares of its common stock outstanding as of the end of the calendar quarter immediately prior to the quarter in which the quarterly tender offer is conducted, at a specific per share price based on the Company’s net asset value as of the last date of the quarter in which the quarterly tender offer is conducted. In addition, assuming stockholder approval of the Extension Proposal, the Company expects that its stockholders will be provided with additional liquidity through a special, one-time tender offer for its common stock commenced during the first calendar quarter of 2022, which is expected to be for up to $100 million in aggregate amount of the then-outstanding shares at a price per share equal to the Company’s net asset value per share, as determined by the Company on its then-most recently completed valuation date (the “Special Tender Offer”). Any Special Tender Offer will be funded by the Company, one of the Company’s affiliates, or a third party with the Company’s support. We expect these actions to create meaningfully improved initial and ongoing liquidity for stockholders in the coming years, as compared to a “no action” case. Please see the accompanying proxy statement for more information.
The terms of the Amended and Restated Investment Advisory Agreement will become effective promptly following receipt of the requisite stockholder approval of the Extension Proposal and the Advisory Agreement Amendment Proposal; provided however, that the proposed changes to the calculation of the pre-incentive fee net investment income incentive fee will become effective for the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement.
Approval of the Advisory Agreement Amendment Proposal is contingent upon the approval of the Extension Proposal. As a result, if the Extension Proposal is not approved by the Company’s stockholders at the Meeting, the Advisory Agreement Amendment Proposal will not be approved, regardless of the results of the stockholder vote on the Advisory Agreement Amendment Proposal.
Approval of the Extension Proposal is not contingent on stockholder approval of the Advisory Agreement Amendment Proposal.
Only stockholders of record at the close of business on [ ] [ ], 2021 are entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof. We intend to mail these materials on or about [ ], 2021, to all stockholders of record entitled to vote at the Meeting. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the accompanying proxy statement.
Each Company stockholder is invited to attend the Meeting virtually. You or your proxyholder will be able to attend the Meeting online, vote and submit questions by visiting [ ] and using a control number assigned by Broadridge Financial Solutions, Inc. Please see “How to Participate in the Meeting” in the accompanying proxy statement for more information.
We are furnishing the accompanying proxy statement and proxy card to our stockholders on the internet, rather than mailing printed copies of those materials to each stockholder. Since you received a Notice of Internet Availability of Proxy Materials, you will not receive printed copies of the proxy statement and proxy card unless you request them by following the instructions in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy statement and vote your proxy. If you have not received a copy of the Notice of Internet Availability of Proxy Materials, please contact us by mail sent to the attention of Allison Rudary, Investor Relations, at our principal executive offices located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 or you can call us by dialing (212) 813-4756.
If you are unable to participate in the virtual Meeting, we encourage you to vote your proxy by following the instructions provided in the Notice of Internet Availability of Proxy Materials or the proxy card. Stockholders may also request from us free of charge printed copies of the proxy statement and proxy card by following the instructions in the Notice of Internet Availability of Proxy Materials. In the event there are not sufficient votes for a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.
Our Board of Directors, including each of our directors who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Company, unanimously recommends that you vote “FOR” each of the Proposals.
The enclosed proxy statement provides a detailed description of the Meeting, each of the Proposals and other related matters. We urge you to read the proxy statement carefully and in its entirety.

By Order of the Board of Directors,
_________________
Erik Barrios
Secretary
New York, NY
[ ] [ ], 2021

The proxy statement and a form of proxy card are available online at www.proxyvote.com. If you plan on participating in the virtual Meeting, whether or not you intend to vote your shares at the Meeting, you will need the 16-digit control number included on your proxy card, your voting instruction form, or the Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Meeting. If your shares are held for your account by a broker, bank or other institution or nominee, you should follow the instructions provided by your institution or nominee to be able to participate in the Meeting. Please allow time to complete online check-in procedures prior to the start of the Meeting.
Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the Board of Directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing and returning the proxy card is important to ensure a quorum at the Meeting. Stockholders also have the option to authorize their proxies by telephone or Internet by following the instructions printed on the proxy card. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised, subject to the voting deadlines that are described in the accompanying proxy statement. Any such notice of revocation should be provided by the stockholder in the same manner as the proxy being revoked.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [ ], 2021:
Our notice of the Meeting and proxy statement are available on the internet at www.proxyvote.com.
The following information applicable to the Meeting may be found in the notice of Meeting, proxy statement and accompanying proxy card:
•The date, time and location of the Meeting;
•A list of the matters intended to be acted on and our Board of Directors' recommendations regarding those matters;
•Any control/identification numbers that you need to access your proxy card; and
•Information on how to obtain directions to attend the Meeting electronically via the live webcast.

TCG BDC II, Inc.
One Vanderbilt Avenue, Suite 3400
New York, NY 10017
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board,” the “Board of Directors” or the “Directors”) of TCG BDC II, Inc., which is sometimes referred to in this proxy statement as “TCG BDC II,” “we,” “us,” “our” or the “Company,” for use at the Company’s Special Meeting of Stockholders (the “Meeting”) to be held virtually at [ ] on [ ] [ ], 2021, at [ ], Eastern Time. Only holders of record of our common stock at the close of business on [ ] [ ], 2021 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had [ ] shares of common stock outstanding and entitled to vote at the Meeting.
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials on the Internet, including the proxy statement and the accompanying form of proxy (collectively, the “Proxy Statement”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) was first distributed on or about [ ], 2021 to our stockholders of record as of the close of business on the Record Date. Stockholders are able to: (1) access the proxy materials on a website referred to in the Notice or (2) request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the Notice. You will need your 16-digit control number that is included with the Notice to authorize your proxy for your shares through the Internet. If you are a stockholder of record and have not received a copy of the Notice, please contact us by mail sent to the attention of the Secretary of the Company, Erik Barrios, at our principal executive offices located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 or you can call Allison Rudary, Investor Relations, by dialing (212) 813-4756.
We encourage you to access the Meeting prior to the start time. The live webcast will begin promptly at [ ], Eastern Time, on [ ], 2021. Participants should ensure that they have a strong WiFi connection if they intend to participate in the Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Meeting. Please see “How to Participate in the Meeting” below for additional details.
All proxies will be voted in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying proxy is executed and returned (and not revoked) prior to the Meeting, the shares of TCG BDC II’s common stock represented by the proxy will be voted (1) FOR the Extension Proposal (as defined below), and (2) FOR the Advisory Agreement Amendment Proposal (as defined below).
Voting Rights
Holders of our common stock are entitled to one vote for each share held as of the Record Date. If your shares are held for your account by a broker, bank or other institution or nominee, your institution or nominee will not vote your shares unless you provide instructions to your institution or nominee on how to vote your shares. You should instruct your institution or nominee how to vote your shares by following the voting instructions provided by your institution or nominee.
At the Meeting, holders of our common stock will be asked to consider and vote on the following proposals:
1.to convert the Company from a finite life, private business development company (“BDC”) with no interim liquidity to a private BDC with a perpetual life and a regular quarterly liquidity program by:

(a)extending indefinitely the Company’s finite Term (as defined in “Proposal I – The Extension Proposal”), which is currently scheduled to end at the close of business on November 9, 2025 (subject to extension by the Board for up to two successive one-year periods);
(b)extending indefinitely the Company’s finite Investment Period (as defined in “Proposal I – The Extension Proposal”), which is currently scheduled to end at the close of business on September 11, 2022; and
(c)accepting new subscriptions for the Company’s common stock in a new continuous private offering (collectively, the “Extension Proposal”); and
2.to approve an amended and restated investment advisory agreement (the “Amended and Restated Investment Advisory Agreement”) between the Company and Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”) to (a) change the calculation of the incentive fee on pre-incentive fee net investment income payable by the Company to the Investment Adviser by reducing the pre-incentive fee net investment income incentive fee rate to 12.5% from 15.0% and by reducing the “hurdle rate” to 1.25% (5.0% annualized) from 1.75% (7.0% annualized) (such changes to the pre-incentive fee net investment income incentive fee to be effective for the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement), (b) reduce the capital gains incentive fee rate payable by the Company to the Investment Adviser to 12.5% from 15.0%, and (c) change the basis for the calculation of the base management fee payable by the Company to the Investment Adviser to the value of the Company’s net assets as of the end of the immediately preceding calendar quarter (as adjusted for capital called, dividends reinvested, distributions paid and issuer share repurchases made during the current calendar quarter) from average capital under management (the annual base management fee rate will remain at 1.00%) (the “Advisory Agreement Amendment Proposal” and together with the Extension Proposal, the “Proposals”).
Quorum, Effect of Abstentions and Broker Non-Votes, and Vote Required to Approve the Proposals
A majority of the outstanding shares of common stock must be present in person or represented by proxy at the Meeting in order to have a quorum. If you have properly voted by proxy online or via mail and did not subsequently revoke your proxy, you will be considered part of the quorum. We will count “abstain” votes as present for the purpose of establishing a quorum for the transaction of business at the Meeting. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the broker does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters. We do not expect any broker non-votes at the Meeting because there are no routine proposals to be voted on at the Meeting. For this reason, it is imperative that stockholders vote or provide instructions to their broker as to how to vote. Stockholders do not have cumulative voting rights or rights of appraisal.
The Company is seeking approval of the Extension Proposal by the affirmative vote of holders of shares of the Company’s common stock entitled to cast a majority of all the votes entitled to be cast on the Extension Proposal at the Meeting. Abstentions and broker non-votes will have the same effect as votes “against” this proposal. Approval of the Extension Proposal is not contingent on stockholder approval of the Advisory Agreement Amendment Proposal.
Approval of the Advisory Agreement Amendment Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the Company entitled to vote at the Meeting. For purposes of the Advisory Agreement Amendment Proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines a “majority of the outstanding voting securities” of the Company as the lesser of (a) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Company (such threshold referred to herein as a “1940 Act Majority”). Abstentions and broker non-votes will have the same effect as votes “against” this proposal. The terms of the Amended and Restated Investment Advisory

Agreement will become effective promptly following receipt of the requisite stockholder approval of the Extension Proposal and the Advisory Agreement Amendment Proposal; provided however, that the proposed changes to the calculation of the pre-incentive fee net investment income incentive fee will become effective for the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement.
Approval of the Advisory Agreement Amendment Proposal is contingent upon the approval of the Extension Proposal. As a result, if the Extension Proposal is not approved by the Company’s stockholders at the Meeting, the Advisory Agreement Amendment Proposal will not be approved, regardless of the results of the stockholder vote on the Advisory Agreement Amendment Proposal.
Adjournment of Meeting
In the event that a quorum is not achieved at the Meeting, either in person or represented by proxy, the chair of the Meeting shall have the power to adjourn the Meeting without any future date designated for resumption or from time to time to a date not more than 120 days after the original Record Date without notice other than the announcement at the Meeting to permit further solicitation of proxies. If the Meeting is adjourned and a quorum is present at such adjournment, any business may be transacted which might have been transacted at the Meeting as originally notified.
The stockholders present either in person or by proxy at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment (that is, the adjourned meeting), notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Proxies for the Meeting
The named proxies for the Meeting are Erik Barrios and Peter Gaunt (or their duly authorized designees), who will follow submitted proxy voting instructions. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR each of the Proposals.
How to Participate in the Meeting
The Meeting will be conducted virtually, on [ ], [ ], 2021 at [ ], Eastern Time, via live webcast.
Stockholders of record can participate in the Meeting virtually by logging in to [ ] and following the instructions provided. We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast. Technical support will be available at (844) 986-0822 (US) or (303) 562-9302 (international) starting at approximately [ ], Eastern Time, and will remain available until the Meeting has finished. We recommend that you log in at least ten minutes before the Meeting to ensure you are logged in when the meeting starts. Only registered stockholders as of [ ] 2021, the record date for the Meeting, may submit questions and vote at the Meeting. You may still virtually participate in the Meeting if you vote by proxy in advance of the Meeting.
Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to participate in and vote via the Meeting webcast.
Expenses of Soliciting Proxies
The Company will bear the expenses of the solicitation of proxies for the Meeting, including the cost of preparing, printing and distributing the Notice and, if requested, this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Company’s common stock.
In addition to the solicitation of proxies by mail or e-mail, proxies may be solicited in person and by telephone or facsimile transmission by Directors and officers of the Company, or certain employees of and affiliates of the Investment Adviser, in each case without special compensation therefor.
The Company has also retained Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the distribution of the Company’s proxy materials and the solicitation and tabulation of proxies. The cost of Broadridge’s services with respect to the Company is estimated to be approximately $30,000.
Address of the Investment Adviser and Administrator
The principal executive offices of our Investment Adviser, Carlyle Global Credit Investment Management L.L.C., and our administrator, Carlyle Global Credit Administration L.L.C. (the “Administrator”), are located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017.
Householding of Proxy Materials
Under rules adopted by the SEC, companies and intermediaries (e.g., brokers) may satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. The rules also apply to the delivery of the Notice.
The Company’s bylaws (the “Bylaws”) allow us to give a single notice to all stockholders who share an address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. A single copy of the Notice or, if applicable, our Proxy Statement, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written request to the attention of the Secretary of the Company, Erik Barrios, at our principal executive offices located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 or upon request by telephone to Allison Rudary, Investor Relations, at (212) 813-4756. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, please notify your broker. Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their brokers.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by: (1) delivering a written revocation notice prior to the Meeting to the Company, Attention: Secretary, One Vanderbilt Avenue, Suite 3400, New York, NY 10017; (2) submitting a later-dated proxy card, a later-dated electronic vote via the website stated on the proxy card, or a later-dated vote using the toll-free telephone number stated on the proxy card; or (3) voting at the virtual Meeting. If a stockholder holds shares of our common stock through a broker, bank or other nominee, the stockholder must follow the instructions received from the broker, bank or other nominee in order to revoke the voting instructions. Participating in the Meeting does not revoke a proxy unless the stockholder also votes at the Meeting.
Contact Information for Proxy Solicitation
You can contact us by mail sent to the attention of the Secretary of the Company, Erik Barrios, at our principal executive offices located at One Vanderbilt Avenue, Suite 3400, New York, NY 10017. You can call us by dialing (212) 813-4756. You can access our proxy materials online at www.proxyvote.com using the control number found on your Notice or in the box at the right of your Proxy Card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The following table sets forth, as of the Record Date, the beneficial ownership as indicated in the Company’s books and records of each Director, including each Director that is not an “interested person,” as defined in the 1940 Act, of the Company (such Director, an “Independent Director”), each executive officer of the Company, the executive officers and Directors as a group, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based on Schedule 13G or other filings by such persons with the SEC and other information obtained from such persons. There is no common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date.
The percentage ownership is based on [53,895,009] shares of common stock outstanding as of the Record Date. To our knowledge, except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and/or investment power with respect to shares beneficially owned by such stockholder. Unless otherwise indicated by footnote, the address for each listed individual is One Vanderbilt Avenue, Suite 3400, New York, NY 10017.

Name of Individual or Identity of Group	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(1)	Dollar Range of Equity Securities Beneficially Owned(2)
Directors and Executive Officers:
Interested Directors
Linda Pace	—	—	—
Mark Jenkins(3)	8,826	*	Over $100,000
Independent Directors
Nigel D.T. Andrews	—	—	—
Leslie E. Bradford	—	—	—
John G. Nestor	—	—	—
William H. Wright II	—	—	—
Aren C. LeeKong	—	—	—
Executive Officers Who Are Not Directors
Thomas M. Hennigan(4)	4,413	*	$50,001 - $100,000
Peter Gaunt	—	—	—
Erik Barrios	—	—	—
Taylor Boswell	—	—	—
All Directors and Executive Officers as a Group (eleven persons)	13,239	*
Five-Percent Stockholders:
The National Commercial Bank(5)	9,315,562	17.3%	Over $100,000
Fresno County Employees’ Retirement Association(6)	6,618,997	12.3%	Over $100,000
Moneda Carlyle XI Fondo de Inversion(7)	4,759,316	8.8%	Over $100,000

*	Represents less than one tenth of one percent.
(1)
For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares of common stock as of a given date which such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days after such date. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of determining the percentage of shares beneficially owned for such person, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person (except in the case of Directors and executive officers as a group). Except as otherwise noted, each beneficial owner of more than five percent of our common stock and each Director and executive officer has sole voting and/or investment power over the shares reported.

(2)
Beneficial ownership in this column has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The dollar range of equity securities beneficially owned is based on the Company’s net asset value per share of $20.21 as of June 30, 2021. The dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

(3)	Consists of 8,826 shares of common stock directly owned by Mr. Jenkins.
(4)	Consists of 4,413 shares of common stock directly owned by Mr. Hennigan.
(5)	Consists of 2,606,087 shares of common stock directly owned and 3,174,643 shares of common stock owned by a subsidiary and an investment vehicle for which that subsidiary serves as general partner. The address of The National Commercial Bank is King Abdul Aziz Street, P.O. Box 3555, Jeddah 21481, Saudi Arabia.
(6)	Consists of 6,618,997 shares of common stock directly owned. The address of Fresno County Employees’ Retirement Association is 1111 H. Street, Fresno, CA 93721.
(7)
Consists of 4,759,316 shares of common stock directly and beneficially owned by Moneda Carlyle XI Fondo de Inversion (“Moneda”). The address of Moneda is Isidora Goyenechea 3621, Las Condes, Santiago F3 7550110, Chile. Moneda has contractually agreed with the Company that, for so long as it owns more than 3% of the total outstanding shares of the Company’s common stock, it will vote such shares in the same proportion as the vote of all other stockholders of the Company.

PROPOSAL I
THE EXTENSION PROPOSAL
Background
The Company is seeking stockholder approval to convert the Company from a finite life, private BDC with no interim liquidity to a private BDC with a perpetual life and a regular quarterly liquidity program by: (a) extending indefinitely the Company’s finite Term (as defined below), which is currently scheduled to end at the close of business on November 9, 2025 (subject to extension by the Board for up to two successive one-year periods); (b) extending indefinitely the Company’s finite Investment Period, which is currently scheduled to end at the close of business on September 11, 2022; and (c) accepting new subscriptions for the Company’s common stock in a new continuous private offering.
If the Extension Proposal is approved by the Company’s stockholders, the Company intends, subject to market and other conditions, to thereafter conduct recurring quarterly tender offers for the Company’s common stock, beginning in the second calendar quarter of 2022, in order to offer regular liquidity to stockholders, as discussed further below. In addition, assuming stockholder approval of the Extension Proposal, the Company expects that its stockholders will be provided with additional liquidity through a special, one-time tender offer for its common stock, which is expected to be for up to $100 million in aggregate amount of the then-outstanding shares at a price per share equal to the Company’s net asset value per share, as determined by the Company on its then-most recently completed valuation date (the “Special Tender Offer”). We expect that the Special Tender Offer will be commenced during the first calendar quarter of 2022, assuming stockholder approval of the Extension Proposal. Any Special Tender Offer will be funded by the Company, one of the Company’s affiliates, or a third party with the Company’s support. We expect these actions to create meaningfully improved initial and ongoing liquidity for stockholders in the coming years, as compared to a “no action” case.
The Company is an externally managed specialty finance company whose investment objective is to generate attractive risk adjusted returns and current income primarily by investing in senior secured term loans to U.S. middle market companies in which private equity sponsors hold, directly or indirectly, a financial interest in the form of debt and/or equity. The Company is managed by the Investment Adviser, a wholly owned subsidiary of The Carlyle Group Inc., and has elected to be regulated as a BDC under the 1940 Act. In addition, the Company has elected to be treated, and intends to continue to comply with the requirements to qualify annually, as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”). The Company is a private BDC and has no intention of conducting a public listing of its shares of common stock in the near or long-term.
The Company was formed on February 10, 2017 as a Maryland corporation with the name Carlyle Private Credit, Inc., and its name was changed to TCG BDC II, Inc. on March 3, 2017. The Company conducted a private offering (the “Private Offering”) of its shares of common stock to investors in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). On September 11, 2017, the first date on which the Company accepted subscriptions for shares of its common stock to be issued in the Private Offering (the “Initial Closing Date”), the Company completed its initial closing of capital commitments of $185.8 million. The Company has held additional closings subsequent to the Initial Closing Date. The last date on which the Company was authorized to accept subscriptions for shares of its common stock issued in the Private Offering was required to occur no later than 12 months following the Initial Closing Date, which is referred to as the “Final Closing Date,” provided that the Board could extend the Final Closing Date by up to an additional six-month period in its sole discretion (the end of such six-month period is referred to as the “Outside Date”). On August 6, 2018, the Board approved an extension of the Final Closing Date. The Company’s Outside Date occurred on November 9, 2018.

Certain Existing Terms of the Company
Existing Term
The term of the Company is currently seven years from the Outside Date, subject to the Board’s right to liquidate the Company at any time and to extend the term of the Company for up to two successive one-year periods (the seven-year period and successive extensions, the “Term”). Upon the request of the Board and the approval of holders of a majority of the outstanding shares of the Company’s common stock, the Term of the Company may be further extended. Therefore, the Term is currently scheduled to end on November 9, 2025, the seven-year anniversary of the Outside Date, which may be extended by the Board until November 9, 2027. Subject to the outcome of the vote on the Proposals, Company will be dissolved (i) upon the expiration of the Term (as such Term may be extended pursuant to the above) or (ii) at any time upon a decision of the Board, subject to any necessary stockholder approvals and applicable requirements of the 1940 Act.
Existing Investment Period
The Company’s investment period commenced on the Initial Closing Date and was originally scheduled to continue until the third anniversary of the Final Closing Date, regardless of whether the Final Closing Date has been extended to the Outside Date; provided, however, that it may be extended by the Board, in its discretion, for one additional one-year period, and, such end date may be further extended thereafter with the approval of holders of a majority of the shares of the Company’s common stock (such period, including any extensions, the “Investment Period”). On January 11, 2021, the Board extended the Investment Period for one additional one-year period. Therefore, the Investment Period is currently scheduled to expire September 11, 2022, subject to the right of the Board to terminate the Investment Period at any time in its discretion.
Existing Limitations on Redemption and Interim Liquidity
Shares of the Company’s common stock have no redemption rights and the Company does not currently offer, and has no obligation to offer, any interim liquidity to stockholders prior to the end of the Term. The Company’s stockholders may not sell, assign, transfer or otherwise dispose of (in each case, a “Transfer”) any common stock unless (i) the Company gives prior written consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Therefore, the Company’s stockholders currently have limited or no ability to dispose of their investments in the Company until the Term expires.

Proposed Changes in Connection with the Extension Proposal Subject to Stockholder Approval
Proposed Indefinite Extension of the Company’s Term and Investment Period and Conversion to a Perpetual BDC
If the Extension Proposal is approved by the Company’s stockholders, the Company’s finite Term and finite Investment Period will each be extended indefinitely, and the Company will be converted to a perpetual private BDC with an indefinite investment horizon. The proposal does not contemplate a public listing of the shares of the Company’s common stock.
Proposed Termination of Unused Capital Commitments
The Company intends, subject to market and other conditions, to conduct additional capital drawdowns under its current subscription agreements until the date of the first closing on subscription agreements in the Continuous Offering (as defined below), which the Company expects to occur in the second calendar quarter of 2022 (the “Continuous Offering First Closing”). If the Extension Proposal is approved by the Company’s stockholders, the Company intends to cease drawing on all stockholders’ unused capital commitments for shares of the Company’s common stock (“Unused Capital Commitments”) then remaining under the terms of their respective subscription agreements after the Continuous Offering First Closing. If a stockholder would like to continue to acquire additional shares of the Company’s common stock through the Company’s private offering after the Continuous Offering First Closing, and assuming that the Extension Proposal is approved by stockholders, such stockholder will be required to execute and deliver a new subscription agreement to the Company for the desired capital commitment following the Meeting. See “Proposed New Subscriptions” below for more information.
Proposed New Subscriptions
If the Extension Proposal is approved by the Company’s stockholders, the Company will accept new subscriptions for shares of its common stock to be issued in a new continuous private offering to existing stockholders and new investors in reliance on Regulation D or another exemption from the registration requirements of the Securities Act (the “Continuous Offering”). If the Continuous Offering is commenced, the Company expects the Continuous Offering First Closing to occur in the second calendar quarter of 2022 and for additional closings to occur thereafter not more frequently than once per calendar month, subject to change at the discretion of the Company based on market and other conditions.
There will be no limit on the number of shares issued or the amount of capital raised in connection with the Continuous Offering. Each investor in the Continuous Offering will make a capital commitment to purchase shares of the Company’s common stock pursuant to a subscription agreement entered into with the Company. As mentioned above, the Company intends to cease drawing Unused Capital Commitments remaining under the terms of stockholders’ respective subscription agreements after the Continuous Offering First Closing. If a stockholder would like to continue to acquire additional shares of the Company’s common stock through the Company’s private offering after the Continuous Offering First Closing, and assuming that the Extension Proposal is approved by the Company’s stockholders, such stockholder will be required to execute and deliver a new subscription agreement to the Company for the desired capital commitment in connection with the Continuous Offering following the Meeting.
Stockholders whose subscription agreements are accepted by the Company in the Continuous Offering will be required to fund drawdowns to purchase shares of our common stock up to the amount of their respective capital commitments each time we deliver a drawdown notice, which will be issued based on our anticipated investment activities and capital needs and at least eight business days prior to funding.
Neither this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders nor the proxy card constitutes an offer to sell, or a solicitation of an offer to buy, any securities and they should not be interpreted or construed as such. Any offers, solicitations or offers to buy, or any sales of securities will be made by the Company in accordance with the registration requirements of the Securities Act or an exemption therefrom.

Liquidity Changes in Connection with the Extension Proposal
Ongoing Liquidity
Pending the results of the stockholder votes at the Meeting, the Company’s stockholders are expected to be provided with a meaningful degree of liquidity through the Special Tender Offer and Quarterly Tender Offers (as defined below), each as discussed below, rather than being required to wait for the wind-down of the Company to liquidate their investment in the Company. In particular, the Special Tender Offer and Quarterly Tender Offers will provide the Company’s stockholders with the opportunity to have their shares repurchased at net asset value.
Special One-Time Tender Offer
If the Extension Proposal is approved by our stockholders, we expect that our stockholders will be provided with additional liquidity through the Special Tender Offer, which we expect to be for up to $100 million in aggregate amount of the then-outstanding shares of our common stock at a price per share equal to our net asset value per share, as determined by us on our then-most recently completed valuation date. We expect that the Special Tender Offer will be commenced during the first calendar quarter of 2022, assuming stockholder approval of the Extension Proposal.
Any Special Tender Offer will be funded by the Company, one of the Company’s affiliates, or a third party with the Company’s support. On the commencement date of any Special Tender Offer, the offeror will file with the SEC a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials. The Special Tender Offer will be made only pursuant to the offer to purchase, the related letter of transmittal and other related materials filed as part of the Schedule TO with the SEC upon commencement of the tender offer. Stockholders should read those filings carefully if and when they become available as they will contain important information about the Special Tender Offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov if and when they become available.
Although the Company expects that the Special Tender Offer will be commenced during the first calendar quarter of 2022, assuming stockholder approval of the Extension Proposal, unforeseen liquidity or other constraints may result in a delay or reduction in size of the Special Tender Offer.
The Company is not seeking, and is not required to seek, stockholder approval of the Special Tender Offer under the Extension Proposal.
Recurring Quarterly Tender Offers
If the Extension Proposal is approved by the Company’s stockholders, the Board is expected to adopt an ongoing regular quarterly liquidity program pursuant to which the Company is expected to conduct quarterly tender offers (each, a “Quarterly Tender Offer”) as determined by the Board beginning in the second calendar quarter of 2022. At the Board’s discretion and in accordance with the requirements of Rule 13e-4 under the Exchange Act and the 1940 Act and subject to compliance with applicable covenants and restrictions under our financing arrangements, at each Quarterly Tender Offer, each stockholder will be given the opportunity to tender shares at a specific per share price based on the Company’s net asset value as of the last date of the quarter in which the Quarterly Tender Offer is conducted. The Company currently expects to conduct each Quarterly Tender Offer to repurchase at least 3.5% of the number of shares of its common stock outstanding as of the end of the calendar quarter immediately prior to the quarter in which the Quarterly Tender Offer is conducted. The number of shares to be repurchased at each Quarterly Tender Offer is subject to change, which may either increase or decrease, at the discretion of the Company. The Company is not seeking, and is not required to seek, stockholder approval of the Quarterly Tender Offers under the Extension Proposal.
All shares purchased by us pursuant to the terms of each Quarterly Tender Offer will be retired and thereafter will be authorized and unissued shares. The exact mechanics and specific terms of the Quarterly Tender Offers will be set forth in the repurchase documents to be distributed to stockholders upon the commencement thereof. The repurchase documents will also contain other information that stockholders should consider in deciding whether to tender their shares to the Company in connection with a Quarterly Tender Offer.
Under our quarterly liquidity program, to the extent we offer to repurchase shares in a Quarterly Tender Offer in any particular quarter, we expect to repurchase such shares at a purchase price equal to the net asset value per share as of the last calendar day of the applicable quarter; provided that, shares that have not been outstanding for at least one year may be subject to an early repurchase fee of up to 2% of such shares’ net asset value.
If during any consecutive 24-month period, the Company does not engage in a Quarterly Tender Offer in which the Company accepts 100% of properly tendered shares (a “Qualifying Tender”), the Company will not make commitments for new portfolio investments (excluding short-term cash management investments under 30 days in duration) and will reserve available assets to satisfy future tender requests until a Qualifying Tender occurs; provided, however, that the Company will continue to use available funds and liquidity (a) to pay, and/or establish reserves for, our actual or anticipated expenses, including management and incentive fees, any amounts that may become due under any borrowings or other financings or similar obligations and any other liabilities, contingent or otherwise, whether incurred before, during or after the end of the relevant 24-month period, (b) to fulfill investment commitments made or approved by our Investment Adviser’s investment committee prior to the expiration of the relevant 24-month period, (c) to fund follow-on investments made in existing portfolio companies (including transactions to hedge interest rate relating to such additional investment) and amounts to protect the value of existing investments (for example, without limitation, follow-on debt or equity investments made to protect existing investments) as necessary, (d) to engage in hedging transactions, (e) to fund obligations under any guarantee or indemnity made by us prior to the end of the relevant 24-month period, (f) to fulfill obligations with respect to any purchase price due from an investor on a drawdown date that such investor fails to pay or (g) as necessary for us to comply with applicable laws and regulations, including the 1940 Act and the Code.

No Changes to the Company’s Investment Strategy
There will be no changes to the Company’s investment strategy, including its approach to use of leverage and target returns, in connection with the Extension Proposal, regardless of whether it is approved by the Company’s stockholders. In addition, the Company does not intend to become a publicly traded BDC listed on a national securities exchange, regardless of whether the Extension Proposal is approved by the Company’s stockholders.

Risks of Investing in the Company
The current risks of investing in the Company are disclosed in the Company’s most recent annual report on Form 10-K and other filings with the SEC, available at www.sec.gov.
If the Extension Proposal is approved, the Company intends, but is not obligated to, conduct the Quarterly Tender Offers, and, as discussed above, there is a risk that the Special Tender Offer may be delayed or reduced in size, even if the Extension Proposal is approved.
In any given quarter, the Investment Adviser may or may not recommend to the Board that the Company conduct a Quarterly Tender Offer. For example, if adverse market conditions occur, the Company does not have available cash on hand or other available capital resources necessary to conduct a Quarterly Tender Offer, or the Board otherwise believes that conducting a Quarterly Tender Offer would impose an undue burden on the Company and its stockholders then the Board, in its discretion, may determine to not conduct a Quarterly Tender Offer or otherwise alter or suspend the Company’s liquidity program. Accordingly, there may be periods during which no Quarterly Tender Offer is made.
If the Special Tender Offer or a Quarterly Tender Offer is not made, stockholders may not be able to sell their shares or, if they are able to sell their shares, may be able to sell such shares only at substantial discounts from net asset value. If the Company does conduct Quarterly Tender Offers or the Special Tender Offer, it may be required to sell portfolio securities it would otherwise hold to purchase shares that are tendered, which may result in losses and may increase Company expenses as a percentage of net assets. In addition, although the Company is permitted to borrow money to finance the repurchase of shares pursuant to the Quarterly Tender Offers or the Special Tender Offer, there can be no assurance that the Company will be able to obtain such financing at the time of any particular tender offer or that capacity will be available under any financing the Company has arranged to fund such tender offer. Because stockholders will be able to participate in the Special Tender Offer and/or in one or more Quarterly Tender Offers only up to their pro rata share of the number of Shares tendered if the applicable tender offer is oversubscribed, stockholders may not be able to exit the Company or sell their desired amount of Shares in the Special Tender Offer or through one or more Quarterly Tender Offers.

Board’s Consideration of the Extension Proposal
On October 12, 2021, the Board held a meeting to consider the Proposals. The Board received information and analyses regarding the Extension Proposal and the Investment Adviser presented its rationale for the Extension Proposal. The Independent Directors asked questions and discussed the information provided. The Independent Directors were represented by their independent legal counsel at the meeting and throughout the process of evaluating the Extension Proposal, and met separately with their independent legal counsel and the Company’s counsel before voting on the Extension Proposal. In particular, the Board considered the following in connection with the Extension Proposal:
•Liquidity Mechanisms: The Board considered the availability of potential liquidity options for stockholders if the Extension Proposal is approved and the fact that there may be stockholders who do not wish for the Term and Investment Period to be extended. In connection with these considerations, the Board noted that the Company and the Investment Adviser have arranged to provide a meaningful degree of liquidity to the Company’s stockholders who do not wish to remain invested in the Company or in a potentially perpetual life vehicle by allowing them, if the Extension Proposal is approved, to tender their shares for purchase through (1) the Special Tender Offer and (2) the Quarterly Tender Offers. The Board considered the fact that, if the Extension Proposal is approved by the Company’s stockholders, there is no guarantee that stockholders will be able to exit the Company in any single tender offer or series of tender offers if they are oversubscribed, and the risk that the Company or another party may not be able to purchase shares in the applicable tender offer or provide the liquidity to stockholders as contemplated by the Extension Proposal. The Board also noted that the Company, under its current Term, is not expected to liquidate until November 9, 2025 (subject to extension by the Board for up to two successive one-year periods), and stockholders who wish to exit the Company on the originally contemplated timeline could be expected to have the opportunity to participate in numerous tender offers prior to that time, which, based on an analysis conducted by the Investment Adviser, would allow for an earlier return in full of any such stockholder’s capital.
•Performance: The Board considered, among other things, the Company’s performance to date and the future income-earning potential that the Extension Proposal would make possible and that the risks of investing in the Company have been disclosed to stockholders in the Company’s stockholder reports and other SEC filings.
•Additional Capital Raises: The Board noted that, if the Extension Proposal is approved, and subject to market and other conditions, the Company intends, subject to appropriate Board oversight and approval, to seek to raise additional capital through the Continuous Offering. The Board considered the Investment Adviser’s view that additional capital will benefit the Company and its stockholders, including (i) through the ability to take advantage of attractive investment opportunities without the need to liquidate existing assets or (ii) through improvement of the Company’s liquidity and financing position. The Board also noted that the commencement of the Continuous Offering is an important element for the Company to be able to provide the Quarterly Tender Offers, and potentially the Special Tender Offer, to stockholders.
The Board’s evaluation took into account that the Company is approaching being fully invested and the Investment Adviser’s belief that the Company is appropriately leveraged at this time. The Board also considered that raising additional capital would result in a larger asset base over which to spread the Company’s fixed expenses, which may result in decreased expenses for stockholders. When determining to recommend approval of the Extension Proposal the Board also took into consideration the Investment Adviser’s conflict of interest with respect to the Extension Proposal and the potential additional capital-raising activities, namely that the Investment Adviser would receive additional fees over the perpetual life of the Company.
•Potential Changes to the Current Investment Advisory Agreement: The Board considered the fact that, if the Extension Proposal is approved, the Amended and Restated Investment Advisory Agreement may become effective, subject to stockholder approval of the Advisory Agreement Amendment Proposal, which would (a) change the calculation of the incentive fee on pre-incentive fee net investment income payable by the Company to the Investment Adviser by reducing the pre-incentive fee net investment income incentive fee rate to 12.5% from 15.0% and by reducing the “hurdle rate” to 1.25% (5.0% annualized) from 1.75% (7.0% annualized) (such changes to the pre-incentive fee net investment income incentive fee to be effective for the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement), (b) reduce the capital gains incentive fee rate payable by the Company to the Investment Adviser to 12.5% from 15.0%, and (c) change the basis for the calculation of the base management fee payable by the Company to the Investment Adviser to the value of the Company’s net assets as of the end of the immediately preceding calendar quarter (as adjusted for capital called, dividends reinvested, distributions paid and issuer share repurchases made during the current calendar quarter) from average capital under management (the annual base management fee rate will remain at 1.00%). The Board noted that these changes, in the aggregate, may lead to the payment of higher or lower fees to the Investment Adviser for its management of the Company depending upon the Company’s performance as detailed below in “Proposal II – The Advisory Agreement Amendment Proposal.”

In addition, the Board considered the Investment Adviser’s willingness to reduce investment advisory fees payable by the Company to the Investment Adviser. The Board also considered the Investment Adviser’s belief that it is fair and reasonable to ask the Company to pay the costs associated with the Extension Proposal given the expected benefits for stockholders as a result of the Extension Proposal.
Based, among other things, on the information provided in connection with the meetings of the Board and related discussions, the Board, including each of the Independent Directors, determined that the Extension Proposal was in the best interests of the Company and its stockholders. The Board’s evaluation also took into account information received since the Company’s inception and reflected the knowledge and familiarity gained as members of the Board with respect to the operations of the Company. The Board then voted to approve the Extension Proposal, submit it for approval by the Company’s stockholders, and to recommend approval of the Extension Proposal at the Meeting.
Required Vote
Stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Extension Proposal. The Company is seeking approval of the Extension Proposal by the affirmative vote of holders of shares of the Company’s common stock entitled to cast a majority of all the votes entitled to be cast on the Extension Proposal at the Meeting. Abstentions and broker non-votes will have the same effect as votes “against” this proposal. Proxies received will be voted “FOR” the approval of the Extension Proposal unless the relevant stockholder designates otherwise.
Approval of the Extension Proposal is not contingent on stockholder approval of the Advisory Agreement Amendment Proposal.
THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE EXTENSION PROPOSAL.

PROPOSAL II
THE ADVISORY AGREEMENT AMENDMENT PROPOSAL
Background
The Company is seeking stockholder approval of an Amended and Restated Investment Advisory Agreement in connection with the Advisory Agreement Amendment Proposal, which would (a) change the calculation of the incentive fee on pre-incentive fee net investment income payable by the Company to the Investment Adviser by reducing the pre-incentive fee net investment income incentive fee rate to 12.5% from 15.0% and by reducing the “hurdle rate” to 1.25% (5.0% annualized) from 1.75% (7.0% annualized), (b) reduce the capital gains incentive fee rate payable by the Company to the Investment Adviser to 12.5% from 15.0%, and (c) change the basis for the calculation of the base management fee payable by the Company to the Investment Adviser to the value of the Company’s net assets as of the end of the immediately preceding calendar quarter (as adjusted for capital called, dividends reinvested, distributions paid and issuer share repurchases made during the current calendar quarter) from average capital under management (the annual base management fee rate will remain at 1.00%). These changes, in the aggregate, may lead to the payment of higher or lower fees to the Investment Adviser for its management of the Company depending upon the Company’s performance as detailed below.
The terms of the Amended and Restated Investment Advisory Agreement will become effective promptly following receipt of the requisite stockholder approval of the Extension Proposal and the Advisory Agreement Amendment Proposal; provided however, that the proposed changes to the calculation of the pre-incentive fee net investment income incentive fee will become effective for the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement.
Approval of the Advisory Agreement Amendment Proposal is contingent upon the approval of the Extension Proposal. As a result, if the Extension Proposal is not approved by the Company’s stockholders at the Meeting, the Advisory Agreement Amendment Proposal will not be approved, regardless of the results of the stockholder vote on the Advisory Agreement Amendment Proposal.
A copy of the Amended and Restated Investment Advisory Agreement is attached as Annex A to this Proxy Statement and is marked to show the changes against the Current Investment Advisory Agreement between the Company and the Investment Adviser dated as of June 26, 2017 (as amended, the “Current Investment Advisory Agreement”).
Overview of the Current Investment Advisory Agreement
On June 26, 2017, the Company entered into the Current Investment Advisory Agreement with the Investment Adviser. Unless terminated earlier, the Current Investment Advisory Agreement renews automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of the Board and by the vote of a majority of the Independent Directors. On May 26, 2021, the Board, including a majority of the Independent Directors, approved the continuance of the Current Investment Advisory Agreement with the Investment Adviser for an additional one-year term. The Current Investment Advisory Agreement will automatically terminate in the event of an assignment and may be terminated by either party without penalty upon at least 60 days’ written notice to the other party.
See Exhibit A to this Proxy Statement for a listing of the names, addresses, and principal occupations of the principal executive officers of the Investment Adviser and a listing of the names, addresses, and principal occupations of the officers and directors of the Company who are also officers, employees, or members of the Investment Adviser. The Investment Adviser is managed by its managing member, Carlyle Investment Management L.L.C.

Advisory Services
The Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the Company’s investment adviser pursuant to the Current Advisory Agreement in accordance with the 1940 Act. Subject to the overall supervision of the Board of Directors, the Investment Adviser oversees the Company’s day-to-day operations and provides the Company with investment advisory services. Under the terms of the Current Advisory Agreement, the Investment Adviser, among other things: (i) determines the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments made by the Company; (iii) monitors the Company’s investments; (iv) determines the securities and other assets that the Company will purchase, retain, or sell; (v) performs due diligence on prospective portfolio companies; (vi) assists the Board of Directors with its valuation of the Company’s assets; (vii) directs investment professionals of the Investment Adviser to provide managerial assistance to portfolio companies of the Company as requested by the Company, from time to time; and (viii) provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Investment Adviser’s services under the Current Advisory Agreement are not exclusive and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.
Advisory Fees
Pursuant to the Current Investment Advisory Agreement, the Investment Adviser is entitled to receive fees from the Company consisting of two components—a base management fee and an incentive fee.
The base management fee is calculated and payable quarterly in arrears at an annual rate of 1.00% of the Company’s average Capital Under Management (as defined below) at the end of the then-current quarter and the prior calendar quarter. Prior to September 12, 2021, the base management fee was calculated and payable quarterly in arrears at an annual rate of 1.25% of the Company’s average Capital Under Management at the end of the then-current quarter and the prior calendar quarter.
“Capital Under Management” means cumulative capital called, less cumulative distributions categorized as Returned Capital.1 For the avoidance of doubt, Capital Under Management does not include capital acquired through the use of leverage, and Returned Capital does not include distributions of the Company’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) or net realized capital gains to the investors.
The incentive fee consists of two parts as described below.
Incentive Fee on Pre-Incentive Fee Net Investment Income
Pre-incentive fee net investment income means consolidated interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s consolidated operating expenses accrued for the quarter (including the base management fee, expenses payable under the Company’s administration agreement with the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee).
Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Company has not yet
1 “Returned Capital” means (i) any portion of distributions made by the Company to an investor during the Investment Period which represents (A) proceeds realized from the sale or repayment of any investment (as opposed to investment income) during the Investment Period (but not in excess of the cost of any such investment) or (B) a return of such investor’s capital contributions to the Company, as determined by the Board, or (ii) any amount drawn down by the Company from unused capital commitments to pay management fees, incentive fees, organizational expenses or our expenses may, to the extent such investor receive subsequent distributions.

received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Pre-incentive fee net investment income, expressed as a rate of return on the average Hurdle Calculation Value (as defined below) as of the beginning and the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7% annualized). “Hurdle Calculation Value” means, on any given day, the sum of (x) the value of the Company’s net assets as of the end of the calendar quarter immediately preceding such day plus (y) the aggregate amount of capital drawn from the Company’s investors from the beginning of the current quarter to such day minus (z) the aggregate amount of distributions (including share repurchases) made by us from the beginning of the current quarter to such day (but only to the extent such distributions were not declared and accounted for on the Company’s books and records in a previous quarter).
The first part of the Company’s incentive fee is calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the preceding calendar quarter as follows:
•no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.75%;
•100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.0625% in any calendar quarter (8.25% annualized). This portion of the Company’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 2.0625%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Investment Adviser with approximately 15% of the Company’s pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 2.0625% in any calendar quarter; and
•15% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 2.0625% in any calendar quarter (8.25% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all pre-incentive fee net investment income thereafter is payable to the Investment Adviser.
These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.
Incentive Fee on Capital Gains
The second part of the incentive fee is determined and payable in arrears as of the end of each year (or upon termination of the Current Investment Advisory Agreement, as of the termination date), and equals 15% of the Company’s cumulative realized capital gains, if any, from inception through the date of determination, computed net of all cumulative realized capital losses and unrealized capital depreciation, less the aggregate amount of any previously paid capital gain incentive fees, provided that no incentive fee on capital gains is payable to the Investment Adviser unless cumulative total return exceeds a 7% annual return on weighted average cumulative capital called less cumulative distributions categorized as Returned Capital.

Proposed Revisions to the Current Investment Advisory Agreement in the Amended and Restated Investment Advisory Agreement
The Amended and Restated Investment Advisory Agreement is materially identical to the Current Investment Advisory Agreement, except for the proposed amendments detailed below. If approved, the Amended and Restated Investment Advisory Agreement will continue in effect for two years from its effective date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of the Board and by the vote of a majority of the Company’s Independent Directors.
Change in the Basis for the Calculation of the Base Management Fee
The Amended and Restated Investment Advisory Agreement would change the basis for the calculation of the base management fee payable by the Company to the Investment Adviser to the value of the Company’s net assets as of the end of the immediately preceding calendar quarter (as adjusted for capital called, dividends reinvested, distributions paid and issuer share repurchases made during the current calendar quarter) from the average Capital Under Management at the end of the then-current quarter and the prior calendar quarter.
The annual base management fee rate will remain at 1.00%, which rate became effective on September 12, 2021 pursuant to a letter agreement between the Company and the Investment Adviser dated January 11, 2021.
Under the Amended and Restated Investment Advisory Agreement, the base management fee rate of 1.00% will be applied to the sum of (x) the value of the Company’s net assets as of the end of the immediately preceding calendar quarter plus (y) the aggregate amount of capital drawn from stockholders (or reinvested in the Company pursuant to the Company’s dividend reinvestment plan) during the current calendar quarter minus (z) the aggregate amount of distributions (including issuer share repurchases in connection with issuer tender offers or otherwise) made by the Company during the current calendar quarter (but, with respect to distributions, only to the extent such distributions were not declared and accounted for on the books and records of the Company in a previous quarter). The Company’s net assets will be determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, will include assets acquired through the incurrence of debt or borrowing arrangements, and will exclude cash and any temporary investments in cash-equivalents, including U.S. government securities and other high-quality investment grade debt investments that mature in 12 months or less from the date of investment.
The base management fee under the Amended and Restated Investment Advisory Agreement will be payable quarterly in arrears and will be appropriately pro-rated for any partial month or quarter.
Reductions in Pre-Incentive Fee Net Investment Income Incentive Fee Rate and Hurdle Rate
Starting with the first full calendar quarter commencing on or after the date of effectiveness of the Amended and Restated Investment Advisory Agreement, the pre-incentive fee net investment income incentive fee payable by the Company to the Investment Adviser would be reduced to 12.5% from 15.0%, and the pre-incentive fee net investment income incentive fee’s “hurdle” rate would be reduced to 5.0% (annualized) from 7.0% (annualized). Accordingly, if the Advisory Agreement Amendment Proposal is approved, the Company will pay the Investment Adviser an incentive fee quarterly in arrears based on the Company’s pre-incentive fee net investment income for the preceding calendar quarter as follows:
•no incentive fee based on pre-incentive fee net investment income in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.25%;
•100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.43% in any calendar quarter (5.72% annualized). This portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.43%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Investment Adviser with approximately 12.5% of the Company’s pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and
•12.5% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.43% in any calendar quarter (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-

up is achieved, 12.5% of all pre-incentive fee net investment income thereafter is payable to the Investment Adviser.
These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.
Reduction in Capital Gains Incentive Fee Rate
The Amended and Restated Investment Advisory Agreement would reduce the capital gains incentive fee rate to 12.5% from 15.0% of the Company’s cumulative realized capital gains, if any, from inception through the date of determination, computed net of all cumulative realized capital losses and unrealized capital depreciation, less the aggregate amount of any previously paid capital gain incentive fees, provided that no incentive fee on capital gains is payable to the Investment Adviser unless cumulative total return exceeds a 7% annual return on weighted average cumulative capital called less cumulative distributions categorized as Returned Capital.
Aggregate Effect of Proposed Changes to Base Management and Incentive Fees
As detailed further below, under the Current Investment Advisory Agreement, approximately $26.9 million combined management and incentive fees were paid or payable to the Investment Adviser for the year ended December 31, 2020. Under the Amended and Restated Investment Advisory Agreement, such fees would have been approximately $21.9 million, a decrease of approximately 19%. Depending on the circumstances, including the performance of the Company, the aggregate advisory fees payable under the Amended and Restated Investment Advisory Agreement could ultimately be higher or lower than those payable under the Current Investment Advisory Agreement for any given period.
Pro Forma Comparison of Fees Payable Under the Current Investment Advisory Agreement and the Amended and Restated Investment Advisory Agreement
The following table is intended to assist you in understanding the fees and expenses that a stockholder would bear directly or indirectly under the Current Investment Advisory Agreement as compared to the Amended and Restated Investment Advisory Agreement. Some of the percentages indicated in the table below are estimates and may vary.
Stockholder Transaction Expenses for the Year Ended December 31, 202

	Current Investment Advisory Agreement	Amended and Restated Investment Advisory Agreement
Expenses (as a percentage of offering price)(1)
Sales load to dealer manager(1)	0.0%	0.0%
Offering expenses(1)	0.0%	0.0%
Total stockholder transaction expenses	0.0%	0.0%
Annual expenses (as a percentage of net assets attributable to shares)(1)
Management fees	1.33%	1.00%
Incentive fees	1.74%	1.49%
Interest payments on borrowed funds(2)	2.59%	2.59%
Other expenses(3)	0.43%	0.43%
Total annual expenses	6.09%	5.51%
(1)The Company is not currently offering shares. As a result, there are no selling commissions, dealer manager fees or other sales charges to a stockholder to reflect in this table. However, if the Extension Proposal is approved, the Company will offer shares of its common stock through the Continuous Offering, which is not reflected in this table.

(2)The Company borrows funds to make investments. The costs associated with borrowing are indirectly borne by the Company’s stockholders. The figure in the table is based on actual interest and financing arrangement expenses of approximately $12.9 million for the six months ended June 30, 2021 (annualized).
(3)Other expenses include accounting, legal, auditing fees, tax, independent director fees and expenses and certain other administration or operational expenses.
Examples

The following examples demonstrate the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in the Company’s common stock. In calculating the following expense amounts, the Company has assumed its annual operating expenses would remain at the percentage levels set forth in the table above. For the avoidance of doubt, the below examples take into account the reduction in the annual base management fee under the Current Investment Advisory Agreement to 1.00% from 1.25%, which became effective on September 12, 2021.

Current Investment Advisory Agreement

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return from investment income:	$35	$117	$200	$413

Amended and Restated Investment Advisory Agreement

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return from investment income:	$35	$117	$201	$417

While the examples above assume, as required by the SEC, a 5% annual return, the Company’s performance will vary and may result in a return greater or less than 5%. Assuming a 5% annual return, and considering the Company’s performance will vary, the incentive fees under the Current Investment Advisory Agreement and the Amended and Restated Investment Advisory Agreement would not be earned or payable and are not included in the example. If the Company achieves sufficient returns on its investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, the Company’s expenses would be higher.

Assuming, however, that the incentive fee on pre-incentive fee net investment income under the Current Investment Advisory Agreement and the Amended and Restated Investment Advisory Agreement is not earned and payable and the incentive fee on capital gains is earned and payable, the following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in the Company’s common stock.

Current Investment Advisory Agreement

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return solely from realized capital gains:	$35	$117	$200	$413

Amended and Restated Investment Advisory Agreement

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return solely from realized capital gains:	$35	$117	$201	$417

Effect of the Amended and Restated Investment Advisory Agreement on Base Management Fees
During the six months ended June 30, 2021, the Company incurred approximately $6.3 million in base management fees payable to the Investment Adviser. As of June 30, 2021, approximately $3.2 million in base management fees were payable to the Investment Adviser.
Had the Amended and Restated Investment Advisory Agreement been in effect during the six months ended June 30, 2021, the amount of base management fees payable by the Company to the Investment Adviser for such period would have decreased from approximately $6.3 million to approximately $4.9 million, which represents a decrease of approximately 21%. This is in part due to the fact that, prior to September 12, 2021, the annual base management fee rate was 1.25%.
Effect of the Amended and Restated Investment Advisory Agreement on Incentive Fees
During the six months ended June 30, 2021, the Company incurred an aggregate incentive fee on pre-incentive fee net investment income of approximately $8.7 million based upon the performance of its portfolio and paid the Investment Adviser approximately $4.1 million in respect of such fees. As of June 30, 2021, an aggregate of approximately $4.6 million was payable to the Investment Adviser in respect of the incentive fee on pre-incentive fee net investment income.
Had the Amended and Restated Investment Advisory Agreement been in effect during the six months ended June 30, 2021, the amount of the aggregate incentive fees payable by the Company to the Investment Adviser for such period would have decreased from approximately $8.7 million to approximately $7.4 million, which represents a decrease of approximately 15%. The Company has not incurred any capital gains fees to date under the Current Investment Advisory Agreement.
Below is a presentation of the effect of the Amended and Restated Investment Advisory Agreement on a pro forma basis for the year ended December 31, 2020:

(Dollar amounts in thousands)	Base Management Fee(1)	Incentive Fee on Pre-Incentive Fee Net Investment Income	Capital Gains Incentive Fee	Total
Current Investment Advisory Agreement	$11,631	$15,256	$0	$26,887
Amended and Restated Investment Advisory Agreement	$8,804	$13,059	$0	$21,863
Difference	Decrease of approximately 24%	Decrease of approximately 14%	—	Decrease of approximately 19%
(1)Prior to September 12, 2021, the annual base management fee rate was 1.25%. On September 12, 2021, pursuant to a letter agreement between the Company and the Investment Adviser dated January 11, 2021, the annual base management fee rate under the Current Investment Advisory Agreement was reduced to 1.00%.

Board Consideration of the Advisory Agreement Amendment Proposal
At a meeting of the Board held on October 12, 2021, the Board, including all of its Independent Directors, reviewed the Amended and Restated Investment Advisory Agreement, considered the mechanics of the changes and the Investment Adviser’s rationale for the changes and approved the terms of the Amended and Restated Investment Advisory Agreement for an initial term of two years, conditional upon stockholders’ approval of the Extension Proposal at the Meeting. Pursuant to relief granted by the SEC in light of the COVID-19 pandemic and a determination by the Board that reliance on the order was appropriate due to circumstances related to the current or potential side-effects of COVID-19, the October 12, 2021 meeting was held by video- and telephone-conference.

The Board reviewed a series of calculations demonstrating the impact of the terms of the Amended and Restated Investment Advisory Agreement on the base management fee, incentive fees and the total incentive fees payable to the Investment Adviser under hypothetical performance scenarios. The Board further noted that changing the hurdle and incentive fee on income rates could raise or lower the incentive fees payable by stockholders on future Company performance, but if applied historically would have decreased the fee. The Independent Directors requested and received additional information regarding the Advisory Agreement Amendment Proposal. The Investment Adviser provided responses to these additional information requests. The Independent Directors were represented by their independent legal counsel at the meeting and throughout the process of evaluating the Advisory Agreement Amendment Proposal, and met separately with their independent legal counsel and the Company’s counsel before voting on the Advisory Agreement Amendment Proposal. In particular, the Board considered the following in connection with its approval of the Amended and Restated Investment Advisory Agreement:
•the nature, quality and extent of the advisory and other services provided to the Company by the Investment Adviser under the terms of the Current Investment Advisory Agreement and to be provided under the terms of the Amended and Restated Investment Advisory Agreement ;
•the investment performance of the Investment Adviser;
•comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;
•information about the services being performed and the personnel performing such services under the Current Investment Advisory Agreement;
•the Company’s projected operating expenses and expense ratio compared to BDCs with similar investment objectives;
•the costs of the services to be provided and profits to be realized by the Investment Adviser and its affiliates from the relationship with the Company;
•the organizational capability and financial condition of the Investment Adviser;
•any existing and potential sources of indirect income to the Investment Adviser from its relationship with the Company and the Investment Adviser’s profitability;
•the possibility of obtaining similar services from other third-party service providers or through an internally managed structure; and
•the extent to which economies of scale would be realized as the Company grows and whether fee levels reflect these economies of scale for the benefit of its stockholders.
The Board noted that the Investment Adviser expected that the Amended and Restated Investment Advisory Agreement would not change the nature, quality and extent of the investment advisory and other services currently being provided to the Company by the Investment Adviser under the Current Investment Advisory Agreement. In addition, the Board members recalled the substantial information that they had received regarding the Investment Adviser and the Company in connection with the Board’s May 26, 2021 approval of the continuance of the Current Investment Advisory Agreement.
Based, among other things, on the information provided in connection with the meetings of the Board and related discussions, the Board, including each of the Independent Directors, determined that recommendation of approval of the Advisory Agreement Amendment Proposal was in the best interests of the Company and its stockholders, conditional upon stockholders’ approval of the Extension Proposal at the Meeting. The Board’s evaluation also took into account information received since the Company’s inception and reflected the knowledge and familiarity gained as members of the Board with respect to the investment management services that the Investment Adviser has provided to the Company. The Board then voted to submit the Advisory Agreement Amendment Proposal for approval by the Company’s stockholders and to recommend approval of the Advisory Agreement Amendment Proposal at the Meeting.

If stockholders approve the Extension Proposal and the Advisory Agreement Amendment Proposal, the Amended and Restated Investment Advisory Agreement will supersede and replace the Current Investment Advisory Agreement. If stockholders of the Company do not approve the Extension Proposal and/or the Advisory Agreement Amendment Proposal, the Current Investment Advisory Agreement will remain in effect and the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Company’s stockholders.
Other Terms of the Current Investment Advisory Agreement and the Amended and Restated Investment Advisory Agreement
Investment Advisory Services
Under both the Current Investment Advisory Agreement and the Amended and Restated Investment Advisory Agreement, subject to the overall supervision of the Board, the Investment Adviser provides the same investment advisory services to the Company, including, among other things, sourcing potential investments, conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring the Company’s investments on an ongoing basis.
Duration and Termination
The Company entered into the Current Investment Advisory Agreement with the Investment Adviser on June 26, 2017. The Current Investment Advisory Agreement was last approved by the Investment Adviser, in its capacity as the sole stockholder of the Company, on September 19, 2017. The continuance of the Current Investment Advisory Agreement was most recently approved by the Board, including a majority of the Independent Directors, at a Board meeting on May 26, 2021.
The stockholders of the Company are being asked at the Meeting to approve the Amended and Restated Investment Advisory Agreement for an initial term of two years. If the stockholders approve the Amended and Restated Investment Advisory Agreement, the Amended and Restated Investment Advisory Agreement will be in effect for an initial two-year term and, unless terminated earlier, will renew automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of the Board and by the vote of a majority of the Independent Directors.
Each of the Current Investment Advisory Agreement and the Amended and Restated Investment Advisory Agreement will automatically terminate in the event of an “assignment,” as defined in the 1940 Act, and may be terminated by at any time, without the payment of any penalty, by the Board or by the vote of a majority of the voting securities of the Company, on the one hand, or by the Investment Adviser, on the other hand, in each case upon at least 60 days’ written notice to the other party.
Limitation of Liability and Indemnification
Each of the Current Investment Advisory Agreement and the Amended and Restated Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Investment Adviser, its respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Investment Adviser, including without limitation its sole member, are entitled to indemnification from the Company for all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by any of them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance in good faith of any of the Investment Adviser’s duties or obligations under the Current Investment Advisory Agreement or the Amended and Restated Investment Advisory Agreement, as applicable, or otherwise as an investment adviser of the Company.

Additional Information
The following table contains certain information regarding other funds for which the Investment Adviser provides investment advisory services and that may have similar investment objectives to the Company. The dollar amounts in the below table are in thousands.

Funds	Size of the Fund (Approximate Net Assets as of June 30, 2021)	Advisory Fees Payable to the Investment Adviser	Has compensation been waived, reduced or otherwise agreed to be reduced under the applicable contract?
TCG BDC, Inc.	$924,831	$11,391	No
Carlyle Tactical Private Credit Fund	$500,393	$1,943	Yes
Carlyle Secured Lending III	N/M	—	Yes

Additional Information Regarding Certain Affiliates of the Investment Adviser
Administrator
The Administrator, a Delaware limited liability company, is a wholly owned subsidiary of Carlyle Investment Management L.L.C., a subsidiary of The Carlyle Group Inc., and an affiliate of the Investment Adviser. The principal executive offices of the Administrator are at One Vanderbilt Avenue, Suite 3400, New York, NY 10017.
On April 18, 2017, the Company entered into an administration agreement (the “Administration Agreement”) with the Administrator. Unless terminated earlier, the Administration Agreement renews automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board or by a majority vote of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s Independent Directors. The Administration Agreement may not be assigned by a party without the consent of the other party and may be terminated by either party without penalty upon at least 60 days’ written notice to the other party. On May 26, 2021, the Company’s Board, including a majority of the Independent Directors, approved the continuance of the Company’s Administration Agreement with the Administrator for an additional one-year term.
Pursuant to the Administration Agreement, the Administrator provides services and receives reimbursements equal to an amount that reimburses the Administrator for its costs and expenses and the Company's allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including the Company's allocable portion of the compensation paid to or compensatory distributions received by the Company’s officers (including the Chief Compliance Officer and Chief Financial Officer) and respective staff who provide services to the Company, operations staff who provide services to the Company, and any internal audit staff, to the extent internal audit performs a role in the Company's Sarbanes-Oxley Act of 2002 internal control assessment. Reimbursement under the Administration Agreement occurs quarterly in arrears.
For the year ended December 31, 2020, the Company incurred $430,000 in fees under the Administration Agreement. As of December 31, 2020, $60,000 was unpaid.
Sub-Administrators
On June 26, 2017, the Administrator entered into a sub-administration agreement with The Carlyle Employee Co., L.L.C., an affiliate of the Investment Adviser (the “Carlyle Sub-Administration Agreement”). Pursuant to the Carlyle Sub-Administration Agreement, Carlyle Employee Co. provides the Administrator with access to personnel.

On May 26, 2021, the Board, including a majority of the Independent Directors, approved the continuance of the Carlyle Sub-Administration Agreement for an additional one-year term.
Required Vote
Stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Advisory Agreement Amendment Proposal. Approval of the Advisory Agreement Amendment Proposal requires the affirmative vote of a 1940 Act Majority. Abstentions and broker non-votes will have the same effect as votes “against” this proposal. Proxies received will be voted “FOR” the approval of the Advisory Agreement Amendment Proposal unless the relevant stockholder designates otherwise.
Approval of the Advisory Agreement Amendment Proposal is contingent upon the approval of the Extension Proposal. As a result, if the Extension Proposal is not approved by the Company’s stockholders at the Meeting, the Advisory Agreement Amendment Proposal will not be approved, regardless of the results of the stockholder vote on the Advisory Agreement Amendment Proposal.
THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADVISORY AGREEMENT AMENDMENT PROPOSAL.

OTHER BUSINESS
Under our Bylaws, the only matters that may be acted on at a special meeting of stockholders are those stated in the Notice. Accordingly, other than procedural matters relating to the Proposals, no other business may properly come before the Meeting. Should any procedural matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules
Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2022 annual meeting of stockholders pursuant to the SEC’s Rule 14a-8 must be received by us no later than December 28, 2021. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be addressed to the Secretary of the Company, Erik Barrios, One Vanderbilt Avenue, Suite 3400, New York, NY 10017.
Bylaw Requirements for Stockholder Submission of Nominations and Proposals
A stockholder recommendation for nomination of a person for election to our board or a proposal for consideration at our 2022 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action. Our Bylaws require that, to be timely, a stockholder’s notice must set forth all information required under the Bylaws and must be delivered to the Secretary at the principal executive office of the Company at the above address not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. As a result, a stockholder’s notice pursuant to these provisions of our Bylaws must be received no earlier than November 28, 2021 and no later than 5:00 p.m., Eastern Time, on December 28, 2021; provided, however, that in the event that the date of the 2022 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of our 2021 annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2022 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2022 annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made.

ANNUAL REPORT
We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to any stockholder upon request. Requests should be directed to the Secretary of the Company, Erik Barrios, One Vanderbilt Avenue, Suite 3400, New York, NY 10017.

WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE MEETING, WE URGE YOU TO VOTE OVER THE INTERNET, BY TELEPHONE OR BY MARKING, SIGNING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION CARD AS SOON AS POSSIBLE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

______________________
Erik Barrios
Secretary

TCG BDC II, INC.
PRIVACY NOTICE
As part of our compliance with the provisions of certain privacy regulations issued by the United States federal government, we are required to provide you with notice of our policies and practices relating to the use and sharing of your personal information. For residents of the European Economic Area (“EEA”), please also refer to the EEA Investor Privacy Notice, which is available for your review at https://www.carlyle.com/sites/default/files/documents/TCGBDCII_Inc_EEA_PrivacyNotice.pdf.
We are committed to maintaining the confidentiality, integrity and security of our current and former investors’ non-public personal information. Accordingly, we have developed internal policies to protect confidentiality while allowing investors’ needs to be met. We will not disclose any non-public personal information about investors who are individuals, except to our affiliates and service providers as allowed by applicable law or regulation. In the normal course of serving our investors, information we collect may be shared with companies that perform various services such as our accountants and attorneys. We collect non-public information about you from the following sources:
•Information we receive on subscription agreements or other forms, such as name, address, account number and the types and amounts of investments; and
•    Information about transactions with us or our affiliates, such as participation in other investment programs, ownership of certain types of accounts or other account data and activity.
We may disclose the information that we collect from our investors or former investors, as described above, only to our affiliates and service providers and only as allowed by applicable law or regulation. Any party that receives this information will use it only for the services required by us and as allowed by applicable law or regulation, and is not permitted to share or use this information for any other purpose. To protect the non-public personal information of individuals, we permit access only by authorized personnel who need access to that information to provide services to the fund and its investors. In order to guard investors’ non-public personal information, we maintain physical, electronic and procedural safeguards that are designed to comply with applicable law.
Non-public personal information that we collect about you will generally be stored on secured servers located in the United States. An individual investor’s right to privacy extends to all forms of contact with us, including telephone, written correspondence and electronic media, such as the Internet.
Please be assured that we are committed to protecting the privacy of non-public information about you.
Sincerely,
TCG BDC II, Inc.

Exhibit A

Additional Information about the Investment Adviser
Principal Executive Officers

Name	Position held with the Investment Adviser	Position held with the Company
Charles Andrews	Chief Accounting Officer	N/A
Erik Barrios	BDC Chief Compliance Officer	Chief Compliance Officer and Secretary
Curtis Buser	Chief Financial Officer	N/A
Anne Campbell	Global Credit Compliance Officer	N/A
David Garofalo	Global Credit Chief Financial Officer	N/A
Joshua Lefkowitz	Global Credit Chief Legal Officer	N/A
Justin Plouffe	Global Credit Deputy Chief Investment Officer	N/A
Jennifer Wall	Corporate Controller	N/A
Catherine Ziobro	Chief Compliance Officer	N/A
The address for each of the Investment Adviser’s principal executive officers and directors is One Vanderbilt Avenue, Suite 3400, New York, NY 10017. Other than Erik Barrios, no officer or director of the Company is also an officer, employee, or member of the Investment Adviser.
Ownership Structure
The Investment Adviser is a wholly owned subsidiary of The Carlyle Group Inc. (formerly, The Carlyle Group L.P.).

ANNEX A

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT, dated as of ~~June 26, 2017~~[•], 2021 (the “Effective Date”), by and between TCG BDC II, Inc., a Maryland corporation (the “Company”), and Carlyle ~~GMS~~Global Credit Investment Management L.L.C., a Delaware limited liability company (the “Adviser”).
WHEREAS, the Company is a ~~newly organized~~ closed-end management investment fund that ~~intends to elect~~has elected to be ~~treated~~regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and
WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
WHEREAS, the ~~Company desires to retain~~Adviser and the Company are party to that certain investment advisory agreement, dated as of June 26, 2017, pursuant to which the Adviser agreed to furnish investment advisory services to the Company ~~on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.~~(as amended, the “Original Agreement”); and
WHEREAS, the Company and the Adviser desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.
NOW, THEREFORE, in consideration of the ~~mutual agreements set forth herein~~premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree ~~as follows~~that, effective as of the Effective Date, this Agreement shall supersede the Original Agreement (and the Original Agreement shall be deemed of no further force and effect whatsoever):

1	Duties of the Adviser.
(a) The ~~Company hereby retains the~~ Adviser ~~to~~shall act as the investment adviser to the Company ~~and~~ to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth from time to time in the Company’s filings made with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including its registration statement on Form 10, and the Investment Company Act, and in the Company’s reports to its stockholders; (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s articles of amendment and restatement and by-laws, as ~~the same~~each shall be amended from time to time; and (iii) in accordance with the Investment Company Act and the applicable rules and regulations thereunder. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) assist the Board with its valuation of the Company’s assets, including, if so designated by the Board, performing fair value determinations of the Company’s assets as the Board’s valuation designee; (vii) direct investment professionals of the Adviser to provide managerial assistance to portfolio companies of the Company as requested by the Company, from time to time and (viii) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to incur debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).
(b) The Adviser hereby ~~accepts such retention as investment adviser and~~ agrees during the term hereof to act as investment adviser to the Company and to render the services described herein for the compensation provided herein.
(c) This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Adviser acting in the ordinary course of its business and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
(d) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act and the rules thereunder with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.
(e) Subject to the prior approval by the Board and the stockholders of the Company to the extent required under the Investment Company Act, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Company shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

2	Company’s Responsibilities and Expenses Payable by the Company.
All investment professionals of the Adviser, and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all expenses of its operations and transactions, including (without limitation except as noted) those relating to: the ~~Company’s organization expenses and initial offering costs incurred prior to the filing of its election to be treated as a BDC; the~~ costs associated with any offerings of the Company’s common stock and other securities; calculating individual asset values and the Company’s net asset value (including the cost and expenses of any independent valuation firms); expenses, including travel expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, expenses of enforcing the Company’s rights; the management fee and any incentive fees payable under this Agreement; certain costs and expenses relating to distributions paid on the Company’s shares; administration fees payable under the administration agreement (as amended from time to time, the “Administration Agreement”) between the Company and Carlyle ~~GMS Finance~~Global Credit Administration L.L.C. (the “Administrator”) and sub-administration agreements, including related expenses; debt service and other costs of borrowings or other financing arrangements; the allocated costs incurred by the Adviser in providing managerial assistance to those portfolio companies that request it; amounts payable to third parties relating to, or associated with, making or holding investments; the costs associated with subscriptions to data service, research-related subscriptions and expenses and quotation equipment and services used in making or holding investments; transfer agent and custodial fees; costs of hedging; commissions and other compensation payable to brokers or dealers; federal and state registration fees; any U.S. federal, state and local taxes, including any excise taxes; independent director fees and expenses; costs of preparing financial statements and maintaining books and records, costs of preparing tax returns, costs of Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), compliance and attestation and costs of filing reports or other documents with the SEC (or other regulatory bodies), and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation or review of the foregoing; the costs of any reports, proxy statements or other notices to the Company’s stockholders (including printing and mailing costs), the costs of any stockholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters; the costs of specialty and custom software for monitoring risk, compliance and overall portfolio, including any development costs; the Company’s fidelity bond; directors and officers/errors and omissions liability insurance, and any other insurance premiums; indemnification payments; direct fees and expenses associated with independent audits, agency, consulting and legal costs; and all other expenses incurred by either the Administrator or the Company in connection with administering its business, including payments under the Administration Agreement for administrative services that will be equal to an amount that reimburses the Administrator for its costs and expenses and the Company’s allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including~~,~~ compensation paid to or compensatory distributions received by its officers (including its Chief Financial Officer and Chief Compliance Officer) and any of their respective staff who provide services to the Company, operations staff who provide services to the Company, and any internal audit staff, to the extent internal audit performs a role in the Company’s Sarbanes-Oxley internal control assessment.

3	Compensation of the Adviser.
The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a management fee (“Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.
(a) The Management Fee shall be calculated ~~as follows:~~at an annual rate of 1.00% of the sum of (x) the value of the Company’s Net Assets (as defined below) as of the end of the immediately preceding calendar quarter plus (y) the aggregate amount of capital drawn from stockholders (or reinvested in the Company pursuant to the Company’s dividend reinvestment plan) during the current calendar quarter minus (z) the aggregate amount of distributions (including issuer share repurchases in connection with issuer tender offers or otherwise) made by the Company during the current calendar quarter (but, with respect to distributions, only to the extent such distributions were not declared and accounted for on the books and records of the Company in a previous quarter). The Management Fee shall be payable quarterly in arrears and shall be appropriately pro-rated for any partial month or quarter.
~~(i) The Management Fee will be calculated at an annual rate of 1.25% of the Company’s average Capital Under Management (as defined below) at the end of the then-current quarter and the prior calendar quarter (and, in the case of the first quarter, the Company’s Capital Under Management as of such quarter-end).~~
~~(ii)  For purposes of this Agreement, (A) “Capital Commitment” refers to the amount of capital committed to the Company by each investor pursuant to a Subscription Agreement relating to the Company’s placement of its common stock to investors, in the form or substantially the form in which such agreement was approved by the Board on April 12, 2017 (the “Subscription Agreement”); and (B) “Capital Under Management” means cumulative Capital Commitments called, less cumulative distributions categorized as Returned Capital (as~~

~~defined in the Subscription Agreement). For the avoidance of doubt, Capital Under Management does not include capital acquired through the use of leverage, and Returned Capital does not include distributions of the Company’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) or net realized capital gains to the investors.~~
~~(iii)  The Management Fee will be payable quarterly in arrears. Management Fees for any partial quarter will be appropriately pro-rated.~~
(b) The Incentive Fee shall consist of two parts, as follows:
(i) The first part of the Incentive Fee will be calculated and payable quarterly in arrears based on the ~~pre-Incentive~~Pre-Incentive Fee net investment income (as defined below) for the preceding calendar quarter.
(A) ~~The~~For any full calendar quarter prior to the first full calendar quarter commencing on or after the Effective Date, the Company will pay the Adviser an Incentive Fee with respect to the Company’s ~~pre-Incentive~~Pre-Incentive Fee net investment income in ~~each~~such calendar quarter as follows:
(I) with the exception of the Capital Gains Fee (as defined and discussed below), no Incentive Fee in any calendar quarter in which the Company’s ~~pre-Incentive~~Pre-Incentive Fee net investment income does not exceed the ~~hurdle rate~~Hurdle Rate (as defined below);
(II) 100% of the Company’s ~~pre-Incentive~~Pre-Incentive Fee net investment income with respect to that portion of such ~~pre-Incentive~~Pre-Incentive Fee net investment income, if any, that exceeds the ~~hurdle rate~~Hurdle Rate but is less than 2.0625% in any calendar quarter (8.25% annualized); and
(III) 15% of the amount of the Company’s Pre-Incentive Fee net investment income, if any, that exceeds 2.0625% in any calendar quarter (8.25% annualized).
(B) For any full calendar quarter commencing on or after the Effective Date, the Company will pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee net investment income in each calendar quarter as follows:
(I) with the exception of the Capital Gains Fee, no Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee net investment income does not exceed the Hurdle Rate;
(II) 100% of the Company’s Pre-Incentive Fee net investment income with respect to that portion of such Pre-Incentive Fee net investment income, if any, that exceeds the Hurdle Rate but is less than 1.43% in any calendar quarter (5.72% annualized); and
(III) 12.5% of the amount of the Company’s Pre-Incentive Fee net investment income, if any, that exceeds 1.43% in any calendar quarter (5.72% annualized).
These calculations will be appropriately prorated for any period of less than three months and appropriately adjusted for any share issuances or repurchases during the current quarter.
(~~B~~C) For purposes of this ~~Section 3(b)(i)~~Agreement:

(I)      “Pre-Incentive Fee net investment income” means consolidated interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the calendar quarter, minus the Company’s consolidated operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as debt instruments with pay-in-kind interest and ~~zero coupon~~zero-coupon securities), accrued income that ~~we have~~the Company has not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
(II) Pre-Incentive Fee net investment income, expressed as a rate of return on the average Hurdle Calculation Value (as defined below) as of the beginning and the end of the immediately preceding calendar quarter, will be compared to a “~~hurdle rate” of~~Hurdle Rate” of 1.25% per quarter (5% annualized); provided, however, that the Hurdle Rate shall be 1.75% per quarter ~~(7% annualized)~~for any calendar quarter prior to the first full calendar quarter commencing on or after the Effective Date.
(III) “Hurdle Calculation Value” means, on any given day, the sum of (x) the value of the Company’s Net Assets (as defined below) as of the end of the calendar quarter immediately preceding such day plus (y) the aggregate amount of capital drawn from ~~investors~~stockholders (or reinvested in the Company pursuant to the Company’s dividend reinvestment plan) from the beginning of the current quarter to such day minus (z) the aggregate amount of distributions (including issuer share repurchases in connection with issuer tender offers or otherwise) made by the Company from the beginning of the current quarter to such day (but, with respect to distributions, only to the extent such distributions were not declared and accounted for on the books and records of the Company in a previous quarter).
(IV) “Net Assets,” as used ~~herein~~ solely for purposes of calculating the Management Fee and the Incentive Fee under this Agreement, means the Company’s Gross Assets (as defined below) less consolidated indebtedness, determined in accordance with generally accepted accounting principles in the United States.
(V) “Gross Assets,” as used ~~herein~~ solely for purposes of calculating the Management Fee and Incentive Fee under this Agreement, shall (i) be determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, (ii) include assets acquired through the incurrence of debt or borrowing arrangements, and (iii) exclude cash and any temporary investments in cash-equivalents, including U.S. government securities and other high-quality investment grade debt investments that mature in 12 months or less from the date of investment.
(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below)~~, commencing with the year ending on December 31, 2017~~.
(A) The Capital Gains Fee is calculated at the end of each applicable year by subtracting (I) the sum of the Company’s cumulative aggregate realized capital losses (as defined below) and aggregate unrealized capital depreciation (as defined below) from (II) the Company’s cumulative aggregate realized capital gains (as defined below), in each case calculated from inception. If such amount is positive at the end of such year, then the Capital Gains Fee for such year is equal to ~~15~~12.5% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If ~~such amount~~the Capital Gains Fee as calculated in the first sentence of this paragraph is negative, or the Company’s cumulative total return does not exceed a 7% annual return on weighted average cumulative capital called less cumulative distributions categorized as Returned Capital (as defined below), then there is no Capital Gains Fee for such year. If this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.
(B) For purposes of this Section 3(b)(ii):
(I) The “cumulative aggregate realized capital gains” are calculated as the sum of the differences, if positive, between (a) the sales price of each investment in the Company’s portfolio when sold, net of any selling commissions or other selling expenses (the “net sales price”) and (b) the accreted or amortized cost basis of such investment when sold.
(II) The “cumulative aggregate realized capital losses” are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company’s portfolio when sold is less than (b) the accreted or amortized cost basis of such investment when sold.
(III) The “aggregate unrealized capital depreciation” is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment as of the applicable Capital Gains Fee calculation date.
~~(iii) Examples of the Incentive Fee calculation are attached hereto as Annex A. Such examples are included for illustrative purposes only and are not considered part of this Agreement.~~
(IV) The term “Returned Capital” means (i) any portion of distributions made by the Company to a stockholder which represents (A) proceeds realized from the sale or repayment of any investment, as opposed to investment income (but not in excess of the cost of any such investment), or (B) a return of such stockholder’s capital contributions to the Company, as determined by the Board, and/or (ii) any amount drawn down by the Company from unused capital commitments from stockholders (as such amount of unused capital commitments may be increased by Returned Capital received by such investor) to pay the Management Fee, the Incentive Fee or Company expenses.
~~(c) Any transaction, loan origination, advisory or similar fees (“Transaction Fees”) received in connection with the Company’s activities or the Adviser’s activities as they relate to the Company shall be the property of the Company. The parties agree that any Transaction Fees paid to the members, managers, partners or employees of the Company, the Adviser or their respective affiliates in connection with the Company’s activities or the Adviser’s activities as they relate to the Company shall be promptly remitted to the Company; provided, however, Transaction Fees received in respect of an investment opportunity in which the Company and one or more entities (including affiliates of the Adviser) participate shall be allocated to each of the Company and such entities pro rata in accordance with their respective investments or proposed investments in such investment opportunity.~~
~~(d) Notwithstanding anything to the contrary contained in this Agreement, the Company and the Adviser acknowledge and agree that the provisions of this Section 3 shall be of no force and effect unless and until this Agreement has been approved by (i) the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of the Board and the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of~~

~~any such party, each in accordance with the requirements of the Investment Company Act (the “Approval Date”). For the avoidance of doubt, the Adviser shall receive no compensation with respect to services provided hereunder prior to the Approval Date.~~

4	Covenants of the Adviser.
The Adviser covenants that it will remain registered as an investment adviser under the Advisers Act so long as it is the investment adviser to the Company and the Company maintains its election to be regulated as a BDC under the Investment Company Act or otherwise is an investment company registered under the Investment Company Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5	Excess Brokerage Commissions.
The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6	Limitations on the Employment of the Adviser.
The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s ability to enter into sub-advisory agreements consistent with the requirements of this Agreement. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7	Responsibility of Dual Directors, Officers and/or Employees.
If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8	Limitation of Liability of the Adviser; Indemnification.
(a) The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation, its sole member and the Administrator) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation, its sole member and the Administrator, each of whom shall be deemed a ~~third party~~third-party beneficiary hereof) (each, individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) and hold each of them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by any of them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance in good faith of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. The Company’s indemnification of the Indemnified Parties shall, to the extent not in conflict with such insurance policy, be secondary to any and all payment to which any Indemnified Party is entitled from any relevant insurance policy issued to or for the benefit of the Company and its affiliates or any Indemnified Party. The Company’s indemnification of the Indemnified Parties shall also be secondary to any payment pursuant to any other indemnification obligation of any other relevant entity or person, including under any insurance policy issued to or for the benefit of such other entity or person, in all cases, to the extent not in conflict with the applicable other indemnification or insurance contract. In the event of payment by the Company under this Agreement and pursuant to its indemnification obligations, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of any Indemnified Party, including the rights of the Indemnified Parties under any insurance policies.
(b) For any claims indemnified by the Company under Section 8(a) above, to the fullest extent permitted by law, the Company shall promptly pay expenses (including legal fees and expenses) incurred by any Indemnified Party in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim, demand or proceeding, including appeals, within 30 days after receipt by the Company of a statement or statements from the Indemnified Party requesting such advance or advances from time to time. Each Indemnified Parties hereby undertakes to repay any amounts advanced on its behalf (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled under this Agreement to be indemnified by the Company. Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnified Parties to make repayment and without regard to the Indemnified Parties’ ultimate entitlement to indemnification under the other provisions of this Agreement. No other form of undertaking shall be required of the Indemnified Parties other than the execution of this Agreement.
(c) Notwithstanding the above provisions of Section 8 of this Agreement, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

9	Effectiveness, Duration and Termination of Agreement.
(a) This Agreement shall become effective as of the ~~first date above written~~Effective Date. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as set forth in this Section 9, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
(b) This Agreement shall continue in effect for two years from the ~~date hereof~~Effective Date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of the Board and by the vote of a majority of the Company’s ~~Directors~~directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(c) This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, ~~or~~ by the vote of the ~~Company’s Directors~~Board or by the Adviser.
(d) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10	Notices.
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11	Amendments.
This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

12	Entire Agreement; Governing Law.
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof, and in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by the Investment Company Act and the Advisers Act, as amended, the sole and exclusive forum for any action, suit or proceeding with respect to this Agreement shall be a federal or state court located in the State of Delaware, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at its principal office.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the ~~date above written~~Effective Date.

TCG BDC II, INC.

~~By: /s/ Orit Mizrachi~~

By: _______________________
Name: ~~Orit Mizrachi~~Linda Pace
Title: Chief ~~Operating~~Executive Officer and President
~~CARLYLE GMS INVESTMENT MANAGEMENT~~Carlyle Global Credit Investment Management L.L.C.

~~By: /s/ Orit Mizrachi~~

By: _______________________
Name: ~~Orit Mizrachi~~[•]
Title: ~~Authorized Officer~~[•]

~~[Signature Page to TCG BDC II, Inc. Investment Advisory Agreement]~~
[Signature Page to TCG BDC II, Inc. Amended and Restated Investment Advisory Agreement]

PRELIMINARY FORM OF PROXY CARD – SUBJECT TO COMPLETION, DATED OCTOBER 13, 2021

FORM OF PROXY CARD

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to [ ]

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TCG BDC II, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. To convert TCG BDC II, Inc. (the "Company") to a private, perpetual life business development company with a regular quarterly liquidity program by (a) extending indefinitely the Company's finite term, (b) extending indefinitely the Company's finite investment period, and (c) accepting new subscriptions for the Company's common stock in a new continuous private offering ("Proposal 1").

For Against Abstain

☐ ☐ ☐

For Against Abstain

☐ ☐ ☐

NOTE: **Approval of Proposal 2 is contingent upon the approval of Proposal 1. As a result, if Proposal 1 is not approved by the Company's stockholders at the Special Meeting, Proposal 2 will __not__ be approved, regardless of the results of the stockholder vote on Proposal 2.**

Please sign this proxy card exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the TCG BDC II, Inc. Special Meeting of Stockholders to be held on [ ] [ ], 2021:
The Notice and Proxy Statement are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE COMPANY AND TO YOU AS A COMPANY STOCKHOLDER.

PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR PROXY VOTE TODAY!

TCG BDC II, INC.
PROXY IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ] [ ], 2021

The undersigned stockholder of TCG BDC II, INC. (the "Company") hereby appoints and authorizes Erik Barrios and Peter Gaunt, and either of them, each with full power of substitution and re-substitution, to act as proxies for the undersigned to represent and vote, as designated on the reverse side of this ballot, all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held virtually at [ ] on [ ] [ ], 2021, at [ ], local time, and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of the Company and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS, AND THE PROPOSALS (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAVE BEEN APPROVED BY THE BOARD OF DIRECTORS AND RECOMMENDED FOR APPROVAL BY THE STOCKHOLDERS.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. WHERE NO CHOICE IS SPECIFIED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH SEC RULES.

Continued and to be signed on reverse side.